UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2011

Conversion Services International, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-30420	20-0101495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Eagle Rock Avenue, East Hanover, New Jersey	07936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 560-9400

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2011, Conversion Services International, Inc. (the “Company”) terminated Lori Cohen from the position of Chief Executive Officer of the Company. Ms. Cohen continues to serve as a member on the Company’s board of directors.

Effective immediately, Thomas Pear, director of the Company, will serve as the Company’s interim Chief Executive Officer.

Thomas Pear has been a Director of the Company since August 2006, and has been Chairman of the Board’s Compensation and Stock Option Committee, and a member of the Audit Committee and the Nominating and Corporate Governance Committee.  Presently he is a principal in Saw Mill Sports Management and a management consultant.    From 1993 to 2006, Mr. Pear served as chief financial officer of The Atlantic Club, and also served as its president from 2002 to 2006.  Prior to this, Mr. Pear served as vice president and general manager of DM Engineering, vice president and chief financial officer of Tennis Equities, and staff accountant at Malkin, Studley and Ramey CPA, PC.  Mr. Pear received his B.S. in Accounting from Nichols College in 1974.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION SERVICES INTERNATIONAL, INC.

November 8, 2011	By:	/s/ William B. Hendry
Name: William B. Hendry
Title: Chief Financial Officer